UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

INOVALON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36841 (Commission File Number)	47-1830316 (IRS Employer Identification No.)

4321 Collington Road Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On January 1, 2019, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Inovalon Holdings, Inc. (the “Company”) recommended to the Board for appointment and the Board appointed Isaac Samuel Kohane to the Company’s Board, effective January 1, 2019. It is contemplated that Mr. Kohane may serve on certain committees of the Board, but no such committee appointments have been made at this time.

Mr. Kohane will receive the same compensation as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2018, which section is incorporated by reference herein. Such compensation includes an annual cash retainer of $75,000 payable in quarterly increments in arrears and an annual award of $175,000 payable in equity, which Mr. Kohane will receive as a grant of restricted Class A common stock units in connection with his appointment, issuable under the Company’s 2015 Omnibus Equity Incentive Plan.

In connection with his appointment, Mr. Kohane will enter into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 30, 2014, as amended (Registration No. 333-201321). Except as set forth above, there is no other material Company plan, contract or arrangement in which Mr. Kohane will participate in connection with his appointment. No family relationships exist between Mr. Kohane and any of the Company’s other directors or executive officers. There are no actual or proposed transactions between Mr. Kohane or any related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

In connection with Mr. Kohane’s appointment, on January 1, 2019, the Board increased the size of the Board from seven to eight directors, effective as of such date.

On January 1, 2019, the Board granted a leave of absence to Mr. Andre Hoffmann from his duties as a director effective as of such date for one (1) year, as may be extended or shortened at Mr. Hoffmann’s request and the Board’s approval, pursuant to the Amendment (as defined in Item 5.03 below) (the “Sabbatical”).  Mr. Hoffmann requested the Sabbatical for personal reasons.

On January 7, 2019, the Company issued a press release relating to Mr. Kohane’s appointment as a director, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 1, 2019, the Board adopted an amendment (the “Amendment”) to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), effective on that date, to add a new Section 5 to Article II of the Bylaws allowing the Board, by affirmative vote of a majority of the directors, to grant a leave of absence to a director for a specified period of time that shall not exceed one (1) year, unless the leave of absence is renewed from time-to-time by the affirmative vote of a majority of the Board. The Amendment gives the Compensation Committee of the Board discretion to determine appropriate adjustments to compensation and stock awards with respect to any director granted a leave of absence.

A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Second Amended and Restated Bylaws of Inovalon Holdings, Inc.
99.1	Press Release dated January 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: January 7, 2019	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman